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                                                                   EXHIBIT 10.17

                           RESTRICTED STOCK AGREEMENT
                                       OF
                                C3 DIAMANTE, INC.

      THIS AGREEMENT, dated as of the 30th day of June, 1995, between C3 DIAMANTE, INC., a North Carolina corporation (the "Corporation"), and PAULA K. BERARDINELLI ("Berardinelli") and JEFFREY NEAL HUNTER ("Hunter").

                                    RECITALS:

      In consideration for Berardinelli's and Hunter's service to the Corporation as executive officers, the Corporation and Berardinelli and Hunter hereby agree as follows:

      1. Grant of Award. The Corporation hereby grants to Berardinelli and Hunter, as joint tenants with right of survivorship, as a matter of separate inducement and agreement in connection with their service to the Corporation as executive officers 10,000 shares of the common stock (the "Common Stock") of the Corporation (the "Award"). The grant of the Award is subject in all respects to and governed in all respects by this Agreement.

      2. No Right or Obligation of Continued Service. Nothing contained in this Agreement shall require the Corporation or a related corporation to continue the services of Berardinelli or Hunter.

      3. Nonassignability of Award. This Award is not transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession.

      4. Restrictions on Shares. The Corporation may impose such restrictions on any share(s) issued pursuant to the Award as it may deem advisable, including, without limitation, restrictions on transfer pursuant to the Securities Act of 1933, as amended, any blue sky or securities laws applicable to such shares or any shareholder agreement to which Berardinelli or Hunter is a party. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as it may be advised by legal counsel.

      5. Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

      6. Amendment or Termination. This Agreement may be amended or terminated only upon the written consent thereto by the parties to the Agreement.

      7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.





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      IN WITNESS WHEREOF, this Agreement has been executed on behalf of the
Corporation and Berardinelli and Hunter as of the day and year first above written.

                                           C3 DIAMANTE, INC.



                                           By: /s/ Paula K. Berardinelli
                                               ---------------------------
                                               Paula K. Berardinelli
                                               President

Attest:


 /s/ Jeff N. Hunter
------------------------
Jeff N. Hunter
Secretary

[Corporate Seal]

                                            /s/ Paula K. Berardinelli     (SEAL)
                                           -------------------------------
                                           Paula K. Berardinelli




                                            /s/ Jeffrey Neal Hunter       (SEAL)
                                           -------------------------------
                                           Jeffrey Neal Hunter





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